UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

SUNESIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

341 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 17, 2006, Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to certain investors, for an aggregate purchase price of approximately $45.3 million, 7,246,377 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company and warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase up to 2,173,914 additional shares of Common Stock. The purchase price for the Shares and the exercise price for the Warrants is $6.21 per share, the closing bid price for the Common Stock immediately preceding execution of the Purchase Agreement. Investors in the financing paid an additional purchase price equal to $0.125 for each share of Common Stock underlying the Warrants.  The Company also entered into a Registration Rights Agreement with the investors pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

Participants in the transaction included funds managed by Alta Partners, Deerfield Management, Baker Brothers Investments, existing investor Warburg Pincus LLC and several other institutional investors. Jonathan Leff, a member of the Company’s board of directors, is associated with Warburg Pincus LLC.

The description of the Purchase Agreement, the Registration Rights Agreement and the Warrants provided above is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, as applicable, a copy of which is attached hereto as Exhibits 10.44, 10.45 and 10.46, respectively, and incorporated herein by reference. A press release announcing the private placement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The Shares and the Warrants are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Shares and the Warrants are exempt from registration under the Securities Act by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. Each investor represented that (a) it is an accredited investor (as defined under the Securities Act), (b) it is acquiring the Securities for investment only and not with a view to the distribution thereof and (c) it either received adequate information about the Company or had access to such information. Appropriate legends are affixed to the Warrants and the certificates representing the Shares.

Item 9.01               Financial Statements and Exhibits.

 (d)          Exhibits

Exhibit No.	Description
10.44	Common Stock and Warrant Purchase Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto.
10.45	Registration Rights Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto.
10.46	Form of Warrant.
99.1	Press Release dated March 17, 2006.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Date: March 17, 2006
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.44	Common Stock and Warrant Purchase Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto.
10.45	Registration Rights Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto.
10.46	Form of Warrant.
99.1	Press Release dated March 17, 2006.